AMENDMENT TO JOINT VENTURE AGREEMENT DATED FEBRUARY 18, 2000, AND AMENDED JOINT VENTURE AGREEMENT DATED JANUARY 15, 2002, MADE BETWEEN AVANI O2 WATER SDN. BHD. (called AOW) AND AVANI INTERNATIONAL GROUP INC. (called AIG).

Reference is hereby made to that certain Amendment to Agreement dated February 18, 2000 and Amendment to Joint Venture Agreement dated January 15, 2002 by and between Avani O2 Water SDN. BHD. (“AOW”) and Avani International Group, Inc. (“AIG”) (the “Joint Venture Agreement”).

The parties hereto desire to amend, modify, and change the Joint Venture Agreement dated February 18, 2000 and Amended Joint Venture Agreement dated January 15, 2002 as follows:

1.	AIG and AOW agree to revise the frequency of royalty payment from yearly to quarterly from Joint Venture Agreement dated February 18, 2000. The clause 5.1 is amended as follows:

“5.1 The 2% gross revenue royalty will initially be calculated annually, based on AOW’s annual audited financial statements. For purpose hereof, “gross revenues” mean the aggregate cash or kind received by AOW from the sale of its Product. Unless otherwise challenged, the financial statements prepared by the independent auditing firm will be considered definitive. Initially the royalty will be payable within 60 days of preparation of the annual audited financial statements; however, once AOW has completed one profitable year, the royalty will be calculated quarterly on the last day of each of March, June and September of each year and payable within 60 days of the end of each quarter. In each year, the determination of annual gross revenues will be calculated by the independent auditors, and any difference in payment of the royalty will be either paid by AOW or offset against the next annual payment made by AOW.”

2.	Both parties agree to revise the definition of net profit and frequency of profit sharing payment. The clause of 6.1 from Amended Joint Venture Agreement dated January 15, 2002 is amended as follows:

“6.1 In consideration of AIG contributing and incurring the costs of contributing the Equipment and ancillary installation services, AOW agrees to pay AIG 30% of the net profits realized by AOW in each quarter, payable within 90 days of the end of each quarter. For purposes hereof “net profits” will be net profits before tax calculated in accordance with US GAAP, as determined by an independent firm of auditors acceptable to both parties.”

Inclusive of the amendments, modifications, and changes stated herein, the parties do hereby confirm that the Joint Venture Agreement is binding and in full force and effect. IN WITNESS WHEREOF, the parties have caused this Amendment to be entered on January 23, 2003 and be effective as January 1, 2002.

Signed, Sealed and Delivered by

AVANI INTERNATIONAL GROUP INC.

in the presence of:	AVANI INTERNATIONAL GROUP INC.

_________________	Per: /s/ Robert Wang
Witness
Ground & 1st Floor, Bangunan BKA,
Lot 10, Jalan Astaka U8/84,
Seksyen U8, 40150 Shah Alam,
Selangor Darul Ehsan, Malaysia
Address

Signed, Sealed and Delivered by
AVANI O2 WATER SDN. BHD.
in the presence of:	AVANI O2 WATER SDN. BHD.

____________________	Per: /s/ Chin Yen Ong
Witness
Ground & 1st Floor, Bangunan BKA,
Lot 10, Jalan Astaka U8/84,
Seksyen U8, 40150 Shah Alam,
Selangor Darul Ehsan, Malaysia
_____________________
Address